Exhibit 99.1

ANI Pharmaceuticals Announces Pricing of Upsized $125 Million Convertible Notes Offering

BAUDETTE, Minn., December 5, 2014 — ANI Pharmaceuticals, Inc. (NASDAQ: ANIP) (the "Company") today announced the pricing of an underwritten public offering of $125,000,000 aggregate principal amount of its 3.00% Convertible Senior Notes due 2019 (the "Notes"). The aggregate principal offering amount was increased from the previously announced offering size of $100,000,000. The underwriters have a 30-day option to purchase up to an additional $18,750,000 aggregate principal amount of the Notes from the Company, solely to cover over-allotments, if any. The initial conversion rate of the Notes will be 14.3916 shares of the Company's common stock per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $69.48 per share, subject to adjustment in certain circumstances. As a result of the convertible note hedge and warrant transactions described below, the initial effective conversion price for the Notes, solely from the perspective of the Company, is $96.21 per share, which represents an 80% premium to the closing sale price of the Company's common stock on December 4, 2014.

Closing of the offering is subject to customary closing conditions and is expected to occur on December 10, 2014. The Notes will be issued under the Company's currently effective shelf registration statement filed with the Securities and Exchange Commission. The Notes will be the Company's senior unsecured obligations and will rank equally with all of its present and future senior unsecured debt and senior to any future subordinated debt.

The Notes will pay interest semiannually at a rate of 3.00% per annum and will mature on December 1, 2019, unless earlier repurchased or converted. The initial conversion rate of the Notes is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. Prior to June 1, 2019, the Notes will be convertible only upon certain circumstances and during certain periods, and thereafter will be convertible at any time prior to the close of business on the second scheduled trading day prior to maturity. Upon conversion, holders will receive cash, shares of the Company's common stock or a combination thereof at the Company's election.

The Company expects to use approximately $13.6 million of the net proceeds of the offering of the Notes to pay the cost of the convertible note hedge transaction described below after such cost is partially offset by the proceeds of the warrant transaction described below to raise the effective initial conversion price of the Notes from the Company's perspective, and to use the remaining proceeds of the offering for research, development and commercialization of our drug products, to acquire complementary businesses, products, and technologies that we may identify from time to time and for other working capital and general corporate purposes.

Guggenheim Securities, LLC and Nomura Securities International, Inc. are serving as joint book-running managers for the offering.

In connection with the pricing of the Notes, the Company entered into a privately negotiated convertible note hedge transaction with one of the underwriters or its affiliate (the "hedge counterparty"). The convertible note hedge transaction is expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of Notes and/or offset the cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price of the Company’s common stock is greater than the strike price of the convertible note hedge transaction, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. The Company will not be required to make any cash payments to the hedge counterparty or its affiliates under the convertible note hedge transaction and will be entitled to receive from the hedge counterparty a number of shares of the Company’s common stock, an amount of cash or a combination of cash and shares of the Company’s common stock generally based on the amount by which the market price per share of the Company’s common stock, as measured under the terms of the convertible note hedge transaction, is greater than the conversion price of the Notes during the relevant valuation period under the convertible note hedge transaction.

The Company also entered into a privately negotiated warrant transaction with the hedge counterparty. The warrant transaction will separately have a dilutive effect to the extent the market price per share of the Company's common stock exceeds the strike price of the warrant transaction. The strike price of the warrant transaction will initially be approximately $96.21 per share, which represents a premium of 80% over the last reported sale price of the Company's common stock on December 4, 2014, and is subject to certain adjustments under the terms of the warrant transaction. If the underwriters exercise their option to purchase additional Notes, the Company intends to enter into an additional convertible note hedge transaction and an additional warrant transaction with the hedge counterparty.

The Company expects that in connection with establishing its initial hedge of the convertible note hedge transaction and the warrant transaction, the hedge counterparty or its affiliate may enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company's common stock or the Notes at that time. In addition, the Company expects that the hedge counterparty or its affiliate may modify its hedge position by entering into or unwinding derivative transactions with respect to the Company’s common stock and/or by purchasing or selling shares of the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and is likely to do so during any observation period relating to a conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the Notes.

The offering of these securities may be made only by means of a prospectus and a related prospectus supplement, a copy of which may be obtained upon written request to Investor Relations, c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota, 56623, Guggenheim Securities, LLC at Attention: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9349, or by email to GSEquityProspectusDelivery@guggenheimpartners.com, or Nomura Securities International, Inc. at Attention: ECM Syndicate Dept, 5th floor, 309 West 49th Street, New York, New York 10019-7316.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About ANI Pharmaceuticals, Inc.

ANI Pharmaceuticals, Inc. is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products.

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Forward-Looking Statements

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products, financial position, operating results and prospects, the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this press release speak only as of the date of this press release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations

(218) 634-3608

IR@anipharmaceuticals.com

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